UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2026

LIGAND PHARMACEUTICALS INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33093	77-0160744
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

555 Heritage Drive, Suite 200
Jupiter
Florida	33458
(Address of principal executive offices)	(Zip Code)

(858) 550-7500

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	LGND	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 27, 2026, Ligand Pharmaceuticals Incorporated, a Delaware corporation (“Ligand”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among Ligand, XOMA Royalty Corporation, a Nevada corporation (“XOMA Royalty”), and Flex Merger Sub, Inc., a Nevada corporation and wholly-owned subsidiary of Ligand (“Merger Sub”), pursuant to which, and upon the terms and subject to the conditions thereof, including, without limitation, effecting the Holding Company Reorganization (as defined below), Merger Sub will merge with and into HoldCo (as defined below) (the “Merger”), with HoldCo surviving the Merger as a wholly owned subsidiary of Ligand.

Following the Holding Company Reorganization, unless the context otherwise requires, all references in this Current Report on Form 8-K to “XOMA Royalty” refer to HoldCo. Following the Holding Company Reorganization, HoldCo will assume all obligations of XOMA Royalty under the Merger Agreement.

The Merger

Pursuant to the Merger Agreement, at the time the Merger becomes effective (the “Effective Time”), each share of common stock, par value $0.0075 per share, of XOMA Royalty (the “Shares”) issued and outstanding immediately prior to the Effective Time (other than certain Shares to be canceled pursuant to the Merger Agreement and Dissenting Shares (as defined in the Merger Agreement)) will be automatically converted into the right to receive (i) $39.00 per Share in cash, without interest, and subject to deduction for any required withholding tax, plus (ii) an amount of contingent value rights (each, a “Contingent Value Right”) representing a right to receive contingent payments derived from the CVR Trust’s interest in RemainCo LLC (as defined below) in accordance with the CVR Agreement (as defined in the Merger Agreement) (as further described below under the heading “CVR Spin”) (clauses (i) and (ii) collectively, the “Merger Consideration”).

In addition, pursuant to the Merger Agreement, at the Effective Time, each (i) share of Series X Convertible Preferred Stock, par value $0.05 per share (the “Series X Preferred Stock”), of XOMA Royalty (the “Series X Preferred Shares”) issued and outstanding immediately prior to the Effective Time will be converted, without any required action on the part of the holder thereof, into the right to receive the Merger Consideration with respect to the aggregate number of Shares for which the Series X Preferred Shares were convertible into immediately prior to the Effective Time pursuant to the terms of the Certificate of Designation of Series X Convertible Preferred Stock, without interest and subject to deduction for any required withholding tax, without regard to any limitations on exercise contained therein and (ii) each 8.625% Series A Cumulative Perpetual Preferred Stock, par value $0.05 per share (the “Series A Preferred Stock”) and 8.375% Series B Cumulative Perpetual Preferred Stock, par value $0.05 per share (the “Series B Preferred Stock”, together with the Series A Preferred Stock, the “Perpetual Preferred Stock” and collectively with the Series X Preferred Stock, the “XOMA Royalty Preferred Stock”), shall be redeemed in accordance with the terms of the applicable certificate of designation governing such Perpetual Preferred Stock, including payment of all accrued and unpaid dividends thereon through the date of such redemption.

The Merger Agreement also specifies the treatment of XOMA Royalty’s outstanding equity awards and warrants in connection with the Merger.

The consummation of the Merger is subject to the satisfaction or waiver of customary conditions as set forth in the Merger Agreement, including (i) adoption and approval of the Merger Agreement by the holders of at least a majority of the combined voting power of the outstanding Shares pursuant to the Nevada Revised Statutes, as amended, (“NRS”), 92A.120(5) (the “XOMA Royalty Stockholder Approval”) (ii) the applicable waiting period (and any extensions thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, having expired or been terminated. and (iii) the completion of the Holding Company Reorganization and the CVR Spin (as defined below) in accordance with the terms of the Merger Agreement. Ligand and Merger Sub’s obligations to consummate the transactions contemplated by the Merger Agreement are not subject to any financing condition.

The Merger Agreement includes representations, warranties and covenants of the parties customary for a transaction of this nature. From the date of the Merger Agreement until the earlier of the Effective Time and the termination of the Merger Agreement, except as permitted by certain exceptions, including the consummation of the Holding Company Reorganization and the CVR Spin, XOMA Royalty has agreed to conduct its business in the ordinary course of business in all material respects and has agreed to certain other operating covenants, as set forth more fully in the Merger Agreement.

XOMA Royalty has also agreed to customary “no-shop” restrictions on its ability to solicit acquisition proposals from third parties and engage in discussions or negotiations with third parties regarding acquisition proposals.

Notwithstanding these restrictions, XOMA Royalty may under certain circumstances provide information with respect to XOMA Royalty to and participate in discussions or negotiations with third parties with respect to an unsolicited bona fide written acquisition proposal if the board of directors of XOMA Royalty (the “XOMA Royalty Board”) has determined in good faith, after consultation with its outside legal counsel and financial advisors, that such acquisition proposal constitutes or would reasonably be expected to lead to a Superior Proposal (as defined in the Merger Agreement) and, after consultation with outside legal counsel and its financial advisors, that the failure to take such action would be inconsistent with the XOMA Royalty Board’s fiduciary duties under applicable law. The Merger Agreement also requires that the XOMA Royalty Board recommend that the stockholders of XOMA Royalty vote in favor of the approval of the Merger Agreement (the “XOMA Royalty Board Recommendation”) and that the XOMA Royalty Board not, among other things, (i) (A) fail to make, withdraw, amend, modify, or materially qualify, in a manner adverse to Ligand, XOMA Royalty Board Recommendation, (B) fail to include the XOMA Royalty Board Recommendation in a proxy statement to be sent to the stockholders of XOMA Royalty in connection with a meeting of the stockholders of XOMA Royalty (the “XOMA Royalty Stockholders’ Meeting”) that is filed with the U.S. Securities and Exchange Commission (the “SEC”) or mailed to XOMA Royalty’s stockholders, (C) recommend an acquisition proposal, (D) fail to recommend against acceptance of any tender offer or exchange offer for Shares within 10 business days after the commencement of such offer, (E) fail to reaffirm the XOMA Royalty Board Recommendation within 10 business days after the date any acquisition proposal (or material modification thereto) is first publicly disclosed by XOMA Royalty or anyone making the acquisition proposal or (F) resolve or agree to take any of the foregoing actions (each such foregoing actions or failure to act, an “Adverse Recommendation Change”), or (ii) cause or permit XOMA Royalty or any of its subsidiaries to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, or other similar contract relating to any acquisition approval. Notwithstanding these restrictions, the XOMA Royalty Board is permitted, prior to XOMA Royalty Stockholders Meeting and subject to the terms and conditions set forth in the Merger Agreement, to (x) effect an Adverse Recommendation Change if an Intervening Event (as defined in the Merger Agreement) has occurred and if the XOMA Royalty Board determines in good faith, after consultation with outside legal counsel, that in light of the Intervening Event and taking into account any revised terms proposed by Ligand, the failure to take such action would be inconsistent with its fiduciary duties under applicable law, or (y) effect an Adverse Recommendation Change or terminate the Merger Agreement in response to the receipt of an unsolicited bona fide written acquisition proposal that did not result from a material breach of XOMA Royalty’s “no-shop” restrictions under the Merger Agreement if the XOMA Royalty Board determines in good faith, after consultation with outside legal counsel and financial advisors, that the failure to take such action would reasonably be expected to be inconsistent with its fiduciary duties under applicable law and, after consultation with its outside legal counsel and financial advisors, that the acquisition proposal constitutes a Superior Proposal, subject in each case to certain matching rights in favor of Ligand.

The Merger Agreement includes a remedy of specific performance for the parties thereto. The Merger Agreement also includes customary termination provisions for both XOMA Royalty and Ligand and provides that, in connection with the termination of the Merger Agreement under specified circumstances, including (i) by either XOMA Royalty or Ligand if the Merger has not occurred on or prior to January 26, 2027 or (ii) by either XOMA Royalty or Ligand if a final and non-appealable order or action in certain specified jurisdictions enjoins, restrains or prohibits consummation of the transactions contemplated by the Merger Agreement or (iii) by either XOMA Royalty or Ligand if XOMA Royalty Stockholder Approval has not been obtained or (iv) by either XOMA Royalty or Ligand if the other party breaches its representations, warranties or covenants in the Merger Agreement in a way that would entitle the party seeking to terminate the Merger Agreement not to consummate the Merger, subject to the right of the breaching party to cure the breach or (v) by XOMA Royalty if the XOMA Royalty Board authorizes XOMA Royalty to enter into an alternative acquisition agreement for a Superior Proposal or (vi) by Ligand if the XOMA Royalty Board makes an Adverse Recommendation Change.

XOMA Royalty will be required to pay a termination fee of an amount in cash equal to $40,000,000 if (i) the Merger Agreement is terminated because the stockholder approval is not obtained or the transaction has not closed by the termination date, in each case after an acquisition proposal has been made or publicly disclosed and not publicly withdrawn, and within 12 months thereafter XOMA Royalty enters into or consummates a qualifying acquisition proposal, (ii) XOMA Royalty terminates the Merger Agreement to enter into a Superior Proposal, or (iii) Ligand terminates the Merger Agreement following an Adverse Recommendation Change.

The XOMA Royalty Board has duly and unanimously (i) determined that the transactions contemplated by the Merger Agreement, including the Merger, are advisable and fair to, and in the best interests of, XOMA Royalty and its stockholders, (ii) approved the execution and delivery by XOMA Royalty of the Merger Agreement, and (iii) resolved to make the XOMA Royalty Board Recommendation.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto and which is incorporated herein by reference. The Merger Agreement has been filed to provide information to investors regarding its terms. The Merger Agreement is not intended to provide any other factual information about XOMA Royalty, Ligand or Merger Sub, their respective businesses, or the actual conduct of their respective businesses during the period prior to the consummation of the Merger or the other transactions contemplated therein. The Merger Agreement and this summary should not be relied upon as disclosure about XOMA Royalty, Ligand or Merger Sub. None of XOMA Royalty’s stockholders or any other third parties should rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of XOMA Royalty, Ligand, Merger Sub or any of their respective subsidiaries or affiliates. The Merger Agreement contains representations and warranties that are the product of negotiations among the parties thereto and that the parties made to, and solely for the benefit of, each other as of specified dates. The assertions embodied in those representations and warranties are qualified in important part by confidential disclosure schedules delivered by XOMA Royalty to Ligand and Merger Sub in connection with the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders or investors or may have been used for the purpose of allocating risk between the parties to the Merger Agreement instead of establishing these matters as facts. Accordingly, investors should consider the information in the Merger Agreement in conjunction with the entirety of the factual disclosure about XOMA Royalty in XOMA Royalty’s public reports filed with the SEC. Information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in XOMA Royalty’s public disclosures.

Support Agreement

On April 27, 2026, in connection with the execution of the Merger Agreement, Ligand entered into Voting and Support Agreements (the “Support Agreements”) with certain of XOMA Royalty’s officers, directors and certain funds affiliated with BFV Partners (together with affiliated entities) (collectively, the “Supporting Stockholders”), in each case, in their respective capacity as a stockholder of XOMA Royalty. Under the terms of the Support Agreements, the Supporting Stockholders have agreed, among other things, to vote their Shares in favor of the Merger Agreement and the other transactions contemplated by the Merger Agreement and to promptly following the date of the Merger Agreement convert all of their Series X Preferred Shares to Shares in order to permit them to vote the Shares issuable upon conversion in favor of XOMA Royalty Stockholder Approval.

As of April 27, 2026, the Supporting Stockholders beneficially owned an aggregate of approximately 47% of the outstanding Shares. The Support Agreements will terminate upon termination of the Merger Agreement, the Effective Time and certain other specified events.

The foregoing description of the Support Agreements is not complete and is qualified in its entirety by reference to the full text of the Form of Support Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Holding Company Reorganization

Prior to the Effective Time, XOMA Royalty will effect a holding company reorganization (the “Holding Company Reorganization”) pursuant to NRS 92A.180 through 92A.199 (or such other applicable provisions of the NRS), whereby (i) a newly formed Nevada corporation and direct, wholly owned subsidiary of XOMA Royalty (“HoldCo”), will become the holding company of XOMA Royalty, which shall merge with and into XOMA Royalty through a direct, wholly owned subsidiary of Holdco (“HoldCo Merger Sub”), with XOMA Royalty surviving as a direct, wholly owned subsidiary of HoldCo, (ii) each Share issued and outstanding immediately prior to the effectiveness of the Holding Company Reorganization will automatically be converted into one share of common stock of HoldCo, having the same rights, powers and preferences as such Share, (iii) each share of XOMA Royalty Preferred Stock issued and outstanding immediately prior to the effectiveness of the Holding Company Reorganization will automatically be converted into one share of a corresponding series of preferred stock of HoldCo, having the same designations, rights, powers, preferences, qualifications, limitations and restrictions as such share of XOMA Royalty Preferred Stock, and (iv) each XOMA Royalty equity-based award outstanding immediately prior to the effectiveness of the Holding Company Reorganization will be automatically converted into a corresponding award with respect to shares of HoldCo common stock (or, as applicable, HoldCo preferred stock), on the same terms and conditions. XOMA Royalty will not effect the Holding Company Reorganization unless HoldCo’s articles of incorporation (including the designation of each series of HoldCo preferred stock with terms substantially identical to the corresponding series of XOMA Royalty Preferred Stock) and bylaws are in form and substance reasonably acceptable to Ligand.

CVR Spin

Following the completion of the Holding Company Reorganization, the following transactions will be effected in the order set forth below (collectively, the “CVR Spin”):

(i)

immediately prior to the Effective Time, HoldCo will cause XOMA Royalty to transfer to HoldCo (or one or more designees of HoldCo) the HoldCo Business Assets and Business Liabilities (as each such term is defined in the Merger Agreement) (such transactions, collectively, the “Asset/Liability Transfer”);

(ii)

following the Asset/Liability Transfer, HoldCo will cause XOMA Royalty to convert from a Nevada corporation into a limited liability company (the “RemainCo Conversion” and XOMA Royalty as so converted “RemainCo LLC”);

(iii)

following the RemainCo Conversion, HoldCo will contribute 75% of the issued and outstanding limited liability company units of RemainCo LLC to the trust (the “CVR Trust”) established pursuant to the trust agreement to be entered into at or prior to the Effective Time by and among HoldCo, the trustee thereunder (the “Trustee”), and such other parties as may be appropriate (the “CVR Trust Agreement”) (the “Trust Contribution”), to be held and administered by the Trustee in accordance with the CVR Trust Agreement for the benefit of the holders of CVRs; and

(iv)

following the Trust Contribution, HoldCo shall pay, on a pro rata basis, to each holder of record of HoldCo common stock and HoldCo preferred stock (on an as-converted-to-common basis) as of immediately prior to the Effective Time as additional Merger Consideration, CVRs representing the right to receive contingent payments derived from the CVR Trust’s interest in RemainCo LLC in accordance with the CVR Trust Agreement.

Following the date of the Merger Agreement, Ligand will have the right to further assess the consequences of the Holding Company Reorganization and the CVR Spin. If Ligand identifies any material adverse consequences, the parties will negotiate modifications. If no agreement is reached, the contemplated transaction structure may be replaced with an alternative CVR structure, wherein Ligand will issue to each holder of record of XOMA Royalty common stock and XOMA Royalty preferred stock (on an as-converted-to-common basis) as of immediately prior to the Effective Time contingent value rights to receive 75% of net proceeds (if any) from the resolution of the Janssen Litigation (as defined in the Merger Agreement).

Item 8.01	Other Events.

On April 27, 2026, Ligand and Xoma Royalty issued a joint press release announcing the execution of the Merger Agreement. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference. Also, on April 27, 2026, the investor presentation attached hereto as Exhibit 99.2 was disseminated in connection with the announcement of the Merger Agreement and is incorporated herein by reference.

Additional Information and Where to Find It

In connection with the proposed acquisition, XOMA Royalty will be filing documents with the SEC, including preliminary and definitive proxy statements relating to the proposed acquisition. The definitive proxy statement will be mailed to XOMA Royalty’s stockholders in connection with the proposed acquisition. This Current Report on Form 8-K is not a substitute for the proxy statement or any other document that may be filed by XOMA Royalty with the SEC. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PRELIMINARY AND DEFINITIVE PROXY STATEMENTS AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED ACQUISITION OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED ACQUISITION. Any vote in respect of resolutions to be proposed at XOMA Royalty’s stockholder meeting to approve the proposed acquisition or other responses in relation to the proposed acquisition should be made only on the basis of the information contained in XOMA Royalty’s proxy statement. Investors and security holders may obtain free copies of these documents (when they are available) and other related documents filed with the SEC at the SEC’s web site at www.sec.gov, or at investors.xoma.com.

No Offer or Solicitation

This Current Report on Form 8-K is for information purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the proposed acquisition or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

Participants in the Solicitation

XOMA Royalty and its directors, executive officers and other members of management and employees, under SEC rules, may be deemed to be “participants” in the solicitation of proxies from stockholders of XOMA Royalty in favor of the proposed acquisition. Information about XOMA Royalty’s directors and executive officers is set forth in XOMA Royalty’s proxy statement for its 2026 annual meeting of stockholders, which was filed with the SEC on March 30, 2026. Additional information concerning the interests of XOMA Royalty’s participants in the solicitation, which may, in some cases, be different than those of XOMA Royalty’s stockholders generally, will be set forth in XOMA Royalty’s proxy statement relating to the proposed acquisition when it becomes available. These documents are available free of charge at the SEC’s web site at www.sec.gov and at investors.xoma.com.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties, including information about, among other topics, Ligand’s proposed acquisition of XOMA Royalty, Ligand’s and XOMA Royalty’s products pipeline and the anticipated timing of completion of the proposed acquisition, that involves substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Risks and uncertainties include, among other things, risks related to the satisfaction or waiver of the conditions to closing the proposed acquisition (including the failure to obtain necessary regulatory approvals and failure to obtain XOMA Royalty Stockholder Approval) in the anticipated timeframe or at all, including the possibility that the proposed acquisition does not close; the possibility that competing offers may be made; risks related to the ability to realize the anticipated benefits of the proposed acquisition, including the possibility that the expected benefits from the acquisition will not be realized or will not be realized within the expected time period; the risk that the businesses will not be integrated successfully; disruption from the transaction making it more difficult to maintain business and operational relationships, including XOMA Royalty’s ability to attract and retain highly qualified management and other clinical and scientific personals; negative effects of this announcement or the consummation of the proposed acquisition on the market price of the Shares and/or operating results; significant transaction costs; unknown liabilities; the risk of litigation and/or regulatory actions related to the proposed acquisition or XOMA Royalty’s business; other business effects and uncertainties, including the effects of industry, market, business, economic, political or regulatory conditions; future exchange and interest rates; risks and uncertainties related to issued or future executive orders or other new, or changes in, laws, regulations or policy; changes in tax and other laws, regulations, rates and policies; the uncertainties inherent in business and financial planning, including, without limitation, risks related to Ligand’s business and prospects, adverse developments in Ligand’s markets, or adverse developments in the U.S. or global capital markets, credit markets, regulatory environment, tariffs and other trade policies or economies generally; future business combinations or disposals; uncertainties regarding the commercial success of XOMA Royalty’s commercialized and/or pipeline products or Ligand’s commercialized and/or pipeline products; risks associated with drug development; XOMA Royalty’s and Ligand’s reliance on collaborative partners for milestone payments, royalties, materials revenue, contract payments and other revenue projections, which may not be received; the uncertainties inherent in research and development, including the ability of XOMA Royalty’s and Ligand’s partners to meet anticipated clinical endpoints, commencement and/or completion dates for clinical trials, regulatory submission dates, regulatory approval dates and/or launch dates, as well as the possibility of unfavorable new clinical data and further analyses of existing clinical data; risks associated with initial, preliminary or interim data; the risk that clinical trial data are subject to differing interpretations and assessments by regulatory authorities; whether regulatory authorities will be satisfied with the design of and results from the clinical trials conducted by XOMA Royalty’s and Ligand’s partners; whether and when drug applications may be filed in any jurisdictions for pipeline products for any potential indications by XOMA Royalty’s and Ligand’s partners; whether and when any such applications may be approved by regulatory authorities, which will depend on myriad factors, including making a determination as to whether the product’s benefits outweigh its known risks and determination of the product’s efficacy and, if approved, whether any such products will be commercially successful; and decisions by regulatory authorities impacting labeling, manufacturing processes, safety and/or other matters that could affect the availability or commercial potential of such products.

You should carefully consider the foregoing factors and the other risks and uncertainties that affect the businesses of XOMA Royalty described in the “Risk Factors” and “Forward Looking Statements” sections of its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed by either of them from time to time with the SEC, all of which are available at www.sec.gov. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and XOMA Royalty assumes no obligation to, and does not intend to, update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law. XOMA Royalty gives no any assurance that it will achieve its expectations.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

2.1*	Agreement and Plan of Merger, dated as of April 27, 2026, by and among XOMA Royalty Corporation, Ligand Pharmaceuticals Incorporated and Flex Merger Sub, Inc.

10.1*	Form of Support Agreement, dated as of April 27, 2026, entered into by Ligand Pharmaceuticals Incorporated, Flex Merger Sub, Inc. and the Supporting Stockholders.

99.1	Joint Press Release of Ligand Pharmaceuticals Incorporated , dated April 27, 2026.

99.2	Investor Presentation dated April 27. 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Certain exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Ligand agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon request; provided, however, that Ligand may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any schedule so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGAND PHARMACEUTICALS INCORPORATED

Date: April 27, 2026	By:	/s/ Andrew Reardon
	Name:	Andrew Reardon
	Title:	Chief Legal Officer and Secretary